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                                                                    Exhibit 99.2


                                 REVOCABLE PROXY

                                   ENFIN, INC.
                         SPECIAL MEETING OF SHAREHOLDERS


                                 JUNE 29, 1998


                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                        BOARD OF DIRECTORS OF ENFIN, INC.


         The undersigned hereby appoints Robert Sustar and Frank Wade, or any one of them, with full powers of substitution and resubstitution, to act as proxy or proxies for the undersigned, to vote all common shares of Enfin, Inc. ("Enfin") which the undersigned is entitled to vote at the special meeting of shareholders (the "Special Meeting"), to be held at the Radisson Hotel, I-271 and Chagrin Blvd., Cleveland, Ohio on July 29, 1998 at 10:00 a.m., and at any and all adjournments thereof, as follows:



1. Proposal to approve the Agreement and Plan of Merger, dated as of April 1,1998, between Second Bancorp Incorporated ("Second Bancorp") and Enfin (the "Agreement") and the transactions contemplated thereby. Pursuant to the Agreement, Enfin will merge with and into Second Bancorp (the "Merger"). At the time the Merger becomes effective, each common share, $10 par value, of Enfin will be canceled and converted by virtue of the Merger into .950 (the "Exchange Ratio") of a common share, without par value, of Second Bancorp. The Exchange Ratio is subject to adjustment, and consummation of the Merger is subject to various conditions, as set forth in the Agreement attached as part of the accompanying Prospectus/Proxy Statement.


                  FOR                      AGAINST          ABSTAIN
                  [ ]                        [ ]              [ ]

2. In their discretion, upon such other matters as may properly come before the Special Meeting.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ADOPTION OF THE AGREEMENT. THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING. THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE HOLDERS THEREOF TO VOTE WITH RESPECT TO MATTERS INCIDENT TO THE CONDUCT OF THE SPECIAL MEETING.

         Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of Enfin at the Special Meeting of the shareholder's decision to terminate this proxy, then the powers of said attorneys and proxies shall be deemed terminated and of no further force and effect.







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                   The undersigned acknowledges receipt from Enfin prior to the execution of this proxy of Notice of the Special Meeting and a Proxy Statement/Prospectus dated June 29, 1998.


                                          PLEASE COMPLETE, DATE, SIGN AND MAIL
                                          THIS PROXY PROMPTLY IN THE
                                          ACCOMPANYING POSTAGE PREPAID ENVELOPE.

                                          Dated: ____________________, 1998

                                          Number of Shares:

                                          _________________________________
                                          PRINT NAME OF SHAREHOLDER

                                          _________________________________
                                          SIGNATURE OF SHAREHOLDER

                                          _________________________________
                                          PRINT NAME OF SHAREHOLDER

                                          _________________________________
                                          SIGNATURE OF SHAREHOLDER

                                          PLEASE SIGN EXACTLY AS YOUR NAME
                                          APPEARS ON THE ENVELOPE IN WHICH THIS
                                          CARD WAS ENTITLED. WHEN SIGNING AS
                                          ATTORNEY, EXECUTOR, TRUSTEE OR
                                          GUARDIAN, PLEASE GIVE YOUR FULL TITLE.
                                          IF SHARES ARE HELD JOINTLY, EACH
                                          HOLDER SHOULD SIGN.


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